                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF ALLIED SECURITY HOLDINGS LLC

     The following is a list of subsidiaries of Allied Security Holdings LLC.

                   Entity                     Jurisdiction of Incorporation       Also Doing Business As
                                                       or Formation
--------------------------------------------- ------------------------------- ---------------------------------

    SpectaGuard Acquisition LLC                          Delaware
    Allied Security Finance Corp.                        Delaware
    Professional Security Bureau LLC                     Delaware
    Effective Management Services LLC                    Delaware
    Allied Security LLC                                  Delaware             Allied-Barton Protective
                                                                              Services
    Barton Protective Services LLC                       Delaware             Allied-Barton Protective
                                                                              Services
                                                                              Barton Protective Services of
                                                                              Delaware
                                                                              Continental Security
                                                                              Services, Inc.
                                                                              Barton
    Allied Security LP                                   Delaware             Barton Protective Services L.P.
    Barton Protective Services (Europe) Ltd           United Kingdom